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                                                                   EXHIBIT 10.54

                        MANAGEMENT STOCK OPTION AGREEMENT

        MANAGEMENT STOCK OPTION AGREEMENT, dated as of June 13, 2003, between RACI Holding, Inc., a Delaware corporation ("Holding"), and the Grantee whose name appears on the signature page hereof (the "Grantee").

                              W I T N E S S E T H:

        WHEREAS, the Board of Directors of Holding (the "Board") approved the grant to the Grantee of nonqualified stock options to purchase shares of Class A Common Stock, par value $.01 per share ("Common Stock"), of Holding set forth on the signature page hereof (each, a "Share" and, collectively, the "Shares") pursuant to the RACI Holding, Inc. 2003 Stock Option Plan (the "Plan") effective as of June 13, 2003; and

        WHEREAS, the Grantee and Holding desire to enter into an agreement to evidence and confirm the grant of such options on the terms and conditions set forth herein;

        NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions thereof, Holding and the Grantee hereby agree as follows:

        1. Confirmation of Grant; Option Price. Holding hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of (a) service options (the "Service Options") to purchase the number of Shares set forth on the signature page hereof and designated as Service Options and (b) performance options (the "Performance Options" and, together with the Service Options, the "Options") to purchase the number of Shares set forth on the signature page hereof and designated as Performance Options, in each case at the option price per share set forth on the signature page hereof (as adjusted from time to time pursuant to Section 10, the "Option Price"). The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan.

        2. Exercisability. (a) Service Options. Except as otherwise provided in this Agreement, one-half of the Service Options shall become vested and exercisable on the fourth anniversary of the Grant Date and the remaining half of the Service Options shall become vested and exerciseable on the fifth anniversary of the Grant Date, subject to the continued employment of the Grantee until the applicable vesting date.

        (b) Performance Options. Except as otherwise provided in this Agreement and subject to the continuous employment of the Grantee with Holding, the Company, or any Subsidiary until the applicable vesting date, the Performance Options shall become vested as follows:

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                (i)     one-third of the total number of Performance Options
        granted hereunder shall become vested on each of the first three anniversaries of the Grant Date, provided in each such case that actual EBITDA achieved by Holding and its consolidated Subsidiaries during the immediately preceding Fiscal Year equals or exceeds the Annual EBITDA Target for such Fiscal Year;

                (ii) if less than one-third of the total number of Performance Options granted hereunder shall have become vested on any of the first three anniversaries of the Grant Date in accordance with the preceding clause (i), such portion that has not become so vested shall become vested on the second or third anniversary, as applicable, of the Grant Date; provided in each such case that the actual aggregate EBITDA achieved by Holding, the Company and the Subsidiaries during the period from January 1, 2003 through the end of the Fiscal Year immediately preceding such anniversary equals or exceeds the Cumulative EBITDA Target for such period; and

                (iii) any Performance Options that do not become vested in accordance with the preceding clauses (i) or (ii) shall become vested on the ninth anniversary of the Grant Date.

The Board shall determine in good faith whether and the extent to which Holding, the Company and the Subsidiaries have achieved the Annual EBITDA Targets and the determination of the Board shall be final, binding and conclusive.

        (c) Notwithstanding the foregoing, the Board may accelerate the exercisability of any Option, all Options or any class of Options, at any time and from time to time. Shares eligible for purchase pursuant to vested and exercisable Options may be purchased, subject to the provisions hereof, and pursuant to and subject to the provisions contained in the Management Stock Subscription Agreement (as defined in Section 5) related to such Shares, at any time and from time to time on or after the date the related Options become vested and exercisable until the date one day prior to the date on which such Options terminate.

        3.      Termination of Options.

        (a) Normal Termination Date. Unless an earlier termination date is specified in Section 3(b), the Options shall terminate on the tenth anniversary of the date hereof (the "Normal Termination Date").

        (b) Early Termination. If the Grantee's Active Employment (as defined below) is voluntarily or involuntarily terminated for any reason other than a Special Termination (as defined below) prior to the Normal Termination Date, any Options that have not become vested and exercisable on or before the effective date of such termination of employment shall terminate on such effective date. If the Grantee's Active Employment is terminated by reason of the Grantee's death, Permanent Disability

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or Retirement (each a "Special Termination"), then all Options held by the
Grantee shall become immediately vested and exercisable and shall remain exercisable until the first to occur of (A) the 180th day following the effective date of such Special Termination or (B) the Normal Termination Date. If the Grantee's Active Employment is terminated for any reason other than (i) a Special Termination or (ii) for Cause, any vested and exercisable Options then held by the Grantee shall remain exercisable for a period of sixty days following the effective date of such termination of employment. Notwithstanding anything else contained in this Agreement, if the Grantee's Active Employment is terminated for Cause, then all Options (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination, regardless of whether then vested or exercisable. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any of its direct or indirect subsidiaries, or to interfere with or limit in any way the right of the Company or any of such subsidiaries to terminate the Grantee's employment at any time.

        4.      Restrictions on Exercise; Non-Transferability of Option.

        (a) Restrictions on Exercise. The Options may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the Options shall have been secured, (ii) unless the purchase of the Shares upon the exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, or the Shares shall have been registered under such laws, (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or
(iv) if such exercise would cause a change in control of Holding and thereby result in a violation of the terms or provisions of or a default or an event of default under the Credit Agreement. Holding shall use reasonable best efforts to obtain the consents and approvals referred to in clause of the preceding sentence.

        (b) Non-Transferability of Options. The Options may be exercised only by the Grantee or by the Grantee's estate, are not assignable or transferable, in whole or in part and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death; provided that the deceased Grantee's beneficiary or the representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to Holding, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

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        (c)     Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

                (i) "Active Employment" shall mean the Grantee's active employment with the Company or any Subsidiary.

                (ii) "Annual EBITDA Target" shall mean, with respect to each of the 2003, 2004 and 2005 Fiscal Years, actual aggregated EBITDA achieved by Holding, the Company and the Subsidiaries of $60 million; provided, however, that in the event Holding, the Company or any Subsidiary consummates a significant acquisition, disposition or other corporate transaction or series of transactions that, in the judgment of the Board, would reasonably be expected to impact the consolidated earnings of Holding, the Company and the Subsidiaries, the Annual EBITDA Target for the relevant Fiscal Years may be appropriately adjusted by the Board to reflect such transaction or series of transactions.

                (iii) "BRS" shall mean Bruckmann, Rosser, Sherrill & Co. II, L.P. together with any successor or other investment vehicle managed by Bruckmann, Rosser, Sherrill & Co., Inc.

                (iv) "C&D Fund" shall mean The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, together with any successor or other investment vehicle managed by Clayton, Dubilier & Rice, Inc.

                (v) "Cause" shall mean (A) the willful failure by the Grantee to perform substantially his duties as an employee of Holding, the Company or any Subsidiary (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Grantee by the executive to whom the Grantee reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Grantee has not substantially performed his duties, (B) the Grantee's engaging in willful and serious misconduct that is injurious to Holding, the Company or any Subsidiary, (C) the Grantee's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (D) the willful and material breach by the Grantee of any written covenant or agreement with Holding, the Company or any Subsidiary not to disclose any information pertaining to Holding, the Company or any Subsidiary or not to compete or interfere with Holding, the Company or any Subsidiary or any code of conduct or ethics maintained by Holding, the Company or any Subsidiary or (E) the breach by the Grantee of his obligations pursuant to the "take-along" provisions set forth in any Management Stock Subscription Agreement to which he is or becomes a party.

                (vi) "Credit Agreement" shall mean the Credit Agreement, dated as of January 24, 2003, (the "Credit Agreement"), among the Company, RA Factors,

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        Inc., Wachovia Bank, National Association, as administrative and collateral agent, Fleet Capital Corporation, as syndication agent, National City Commercial Finance, Inc., as documentation agent and the other banks and financial institutions party thereto from time to time; and the Indenture, dated as of January 24, 2003, (the "Indenture") among the Company and RBC Holding, Inc., RA Brands, L.L.C. and RA Factors, Inc., as guarantors, and U.S. Bank National Association, as Trustee, as the same may be amended, modified or supplemented from time to time.

                (vii) "Company" shall mean Remington Arms Company, Inc., a Delaware corporation and any successor thereto.

                (viii) "Cumulative EBITDA Target" shall mean, with respect to the period from January 1, 2003 through the end of the 2004 Fiscal Year, $120 million and, with respect to the period from January 1, 2003 through the end of the 2005 Fiscal Year, $180 million; provided, however, that in the event Holding, the Company or any Subsidiary consummates a significant acquisition, disposition or other corporate transaction or series of transactions that, in the judgment of the Board, would reasonably be expected to impact the consolidated earnings of Holding, the Company and the Subsidiaries, the Cumulative EBITDA Target for the relevant Fiscal Years may be appropriately adjusted by the Board to reflect such transaction or series of transactions.

                (ix) "EBITDA" shall have the meaning assigned to such term in the Credit Agreement.

                (x) "Fiscal Year" shall mean a fiscal year of Holding ending on December 31.

                (xi) "Permanent Disability" shall mean a physical or mental disability or infirmity that prevents the performance of the Grantee's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of six months or longer. The Board's reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive on all parties hereto and shall be based on such competent medical evidence as shall be presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or Holding to advise the Board.

                (xii) "Retirement" shall mean the Grantee's retirement from Active Employment at age 65 or later.

                (xiii) "Subsidiary" shall mean any corporation, a majority of whose outstanding voting securities is owned, directly or indirectly, by Holding.

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        (d)     Withholding. Whenever Shares are to be issued pursuant to the
Options, Holding may require the recipient of the Shares to remit to Holding an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.

        5. Manner of Exercise. To the extent that any of the Options shall have become and remain exercisable as provided in Section 2 and subject to such reasonable administrative regulations as the Board may have adopted, the Options may be exercised, in whole or in part, by notice to the Secretary of Holding in writing given 15 business days prior to the date on which the Grantee will so exercise the Options (the "Exercise Date"), specifying the number of Shares with respect to which the Options are being exercised (the "Exercise Shares") and the Exercise Date, provided that if shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, notice may be given five business days before the Exercise Date. On or before any Exercise Date occurring prior to a Public Offering, Holding and the Grantee shall enter into a Management Stock Subscription Agreement substantially in the form attached as Exhibit B-1 to the Plan ("Management Stock Subscription Agreement"), or in such other form as may be agreed upon by Holding and the Grantee, such Management Stock Subscription Agreement to contain provisions corresponding to Section 4(c) hereof, and the Exercise Shares shall be subject to the transfer restrictions, repurchase rights and other provisions contained therein and in the Amended and Restated Registration and Participation Agreement, dated as of February 12, 2003, among Holding and each of the other persons party thereto (the "Registration and Participation Agreement"). In addition, (a) on or before the Exercise Date, the Grantee shall deliver to Holding full payment for the Exercise Shares in United States dollars in cash, or cash equivalent satisfactory to Holding, and in an amount equal to the product of the number of Exercise Shares and the Option Price (the "Exercise Price") and (b) on the Exercise Date, subject to any bailment arrangement agreed to by Holding and the Grantee, Holding shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee. If shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, the Grantee may, in lieu of cash, tender shares of Common Stock that have been owned by the Grantee for a minimum period of six months, having a market price on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and such shares of Common Stock having a market price equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Board to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. Holding may require the Grantee to furnish or execute such other documents as Holding shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

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        6.      Grantee's Representations, Warranties and Covenants.

        (a) Investment Intention. The Grantee represents and warrants that the Options have been, and covenants that any Exercise Shares will be, acquired by the Grantee solely for the Grantee's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any of the Options or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Options or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of any related Management Stock Subscription Agreement shall have been complied with or have expired.

        (b) Legend. The Grantee acknowledges that any certificate representing the Exercise Shares shall bear an appropriate legend, which will include, without limitation, the following language in the case of any such certificates issued prior to a Public Offering:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF ___________, ____, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE BOUND BY THE OBLIGATIONS SET FORTH IN AND MAY BE ENTITLED TO SOME OF THE BENEFITS OF AN AMENDED AND RESTATED REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF FEBRUARY 12, 2003, AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER."

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

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                SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE
                OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR HOLDING, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR AN EXEMPTION THEREFROM.

        (c) Securities Law Matters. The Grantee acknowledges receipt of advice from Holding that (i) the Exercise Shares have not been registered under the Securities Act based on an exemption provided under Rule 701 promulgated under the Securities Act or qualified under any state or foreign securities or "blue sky" laws, (ii) it is not anticipated that there will be any public market for the Exercise Shares, (iii) the Exercise Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Exercise Shares unless the Exercise Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to the sales of the Exercise Shares and Holding has made no covenant to make Rule 144 available, (v) when and if the Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, (vi) Holding does not plan to file reports with the Commission or make public information concerning Holding available unless required to do so by law or by the terms of its Financing Agreements (as hereinafter defined), (vii) if the exemption afforded by Rule 144 is not available, sales of the Exercise Shares may be difficult to effect because of the absence of public information concerning Holding, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise Shares and (ix) a notation shall be made in the appropriate records of Holding indicating that the Exercise Shares are subject to restrictions on transfer set forth in this Agreement and, if Holding should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise Shares.

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        (d)     Compliance with Rule 144. If any of the Exercise Shares are to be disposed of in accordance with Rule 144 under the Securities Act, the Grantee shall transmit to Holding an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Holding may reasonably require to assure compliance with Rule 144 in connection with such disposition.

        (e) Ability to Bear Risk. The Grantee covenants that the Grantee will not exercise all or any of the Options unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of Holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee's investment in the Exercise Shares.

        (f) Registration; Restrictions on Sale upon Public Offering. In respect of any Shares purchased upon exercise of all or any of the Options, the Grantee shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement to the extent set forth therein. The Grantee agrees that, in the event that Holding files a registration statement under the Securities Act with respect to a Public Offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such Public Offering) during the 20 days prior to and the 180 days after the effective date of such registration statement.

        (g) Section 83(b) Election. The Grantee agrees that, within 20 days of any Exercise Date that occurs prior to a Public Offering, the Grantee shall give notice to Holding as to whether or not the Grantee has made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Exercise Shares purchased on such date, and acknowledges that the Grantee will be solely responsible for any and all tax liabilities payable by the Grantee in connection with the Grantee's exercise of any Options or receipt of the Exercise Shares or attributable to the Grantee's making or failing to make such an election.

        7. Representations and Warranties of Holding. Holding represents and warrants to the Grantee that (a) Holding has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by Holding and constitutes a valid and legally binding obligation of Holding enforceable against Holding in accordance with its terms and (c) the Exercise Shares, when issued, delivered and paid for, upon exercise of the Options in accordance with the terms hereof and the Management Stock Subscription Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, the Management Stock Subscription Agreement or otherwise in connection with the transactions contemplated hereby.

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        8.      Change in Control

        (a) Accelerated Vesting and Payment. Unless the Board shall otherwise determine in the manner set forth in Section 8(b), in the event of a Change in Control, the Options shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the Change in Control Price over the Option Price multiplied by (ii) the number of Shares then subject to the Options.

        (b) Alternative Options. Notwithstanding Section 8(a), no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to the Options if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Options being hereinafter referred to as an "Alternative Options") by the New Employer, provided that any such Alternative Options must:

                (i) provide the Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the Options, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment;

                (ii) have substantially equivalent economic value to the Options (determined at the time of the Change in Control); and

                (iii) have terms and conditions which provide that in the event that the Grantee suffers an Involuntary Termination within two years following a Change in Control:

                        (A) any conditions on the Grantee's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Options shall be waived or shall lapse, as the case may be; or

                        (B) the Grantee shall have the right to surrender such Alternative Options within 30 days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the Common Stock subject to the Alternative Options over the price, if any, that the Grantee would be required to pay to exercise such Alternative Options.

        (c) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

                (i) "Change in Control" means the first to occur of the following events after the date hereof:

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                        (A)     the acquisition by any person, entity or "group"
                (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Holding, any Subsidiary, any employee benefit plan of Holding or any Subsidiary, or BRS or the C&D Fund, of 50% or more of the combined voting power of Holding's then outstanding voting securities;

                        (B) the merger or consolidation of Holding as a result of which persons who were stockholders of Holding, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                        (C) the liquidation or dissolution of Holding or the Company other than a liquidation or dissolution of the Company into Holding or Holding into the Company or for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were stockholders of Holding immediately prior to such liquidation or dissolution continue to own immediately therefore directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of Holding or the Company following such transaction; or

                        (D) the sale, transfer or other disposition of all or substantially all of the assets of Holding or the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of Holding, the Company, BRS or the C&D Fund.

                (ii) "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of the offered price is payable other than in cash).

                (iii) "Involuntary Termination" means a termination by the New Employer for any reason.

                (iv) "New Employer" means the Grantee's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

        9. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of Holding with respect to any Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

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        10.     Capital Adjustments. The number and price of the Shares covered by the Options shall be proportionately adjusted to reflect any dividend payable in shares of capital stock, stock split or share combination of the Common Stock or any recapitalization of Holding. Subject to any required action by the stockholders of Holding and Section 8 hereof, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

        11.     Miscellaneous.

        (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to Holding, the C&D Fund or the Grantee, as the case may be, at the following addresses or to such other address as Holding, the C&D Fund or the Grantee, as the case may be, shall specify by notice to the others:

                (i)     if to Holding, to it at:

                        RACI Holding, Inc.
                        c/o Remington Arms Company, Inc.
                        870 Remington Drive
                        Madison, North Carolina  27025
                        Attention:  Chief Financial Officer

                (ii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

                (iii)   if to BRS, to:

                        Bruckmann, Rosser, Sherill & Co. II, L.P.
                        c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                        126 East 56th Street
                        New York, NY 10022
                        Attention: Stephen C. Sherrill

                (iv)    if to the C&D Fund, to:

                        The Clayton & Dubilier Private Equity
                          Fund IV Limited Partnership
                        270 Greenwich Avenue
                        Greenwich, Connecticut  06830
                        Attention:  Clayton & Dubilier Associates

                                    IV Limited Partnership,
                                    Michael Babiarz

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                        Clayton, Dubilier & Rice, Inc.
                        375 Park Avenue
                        New York, New York 10152
                        Attention:  Michael Babiarz

                        and

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York  10022
                        Attention:  Franci J. Blassberg, Esq.

BRS and the C&D Fund also shall be given a copy of any notice or other communication between the Grantee and Holding under this Agreement at their respective addresses as set forth above.

        (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Section 4, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

        (c)     Waiver; Amendment.

                (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the second sentence of Section 5 must be consented to in writing by BRS and the C&D Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

                (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and Holding, and (in the case of any amendment, modification or supplement that adversely affects the rights of either or both of BRS and/or the C&D Fund hereunder) consented to by BRS and/or the C&D Fund, as applicable, in writing. The parties hereto acknowledge that Holding's consent to an amendment or modification of this Agreement may be subject to the terms and provisions of the Financing Agreements.

        (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Holding or the Grantee without the prior written consent of the other parties, BRS and the C&D Fund.

        (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE.

        (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        (h) Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

                IN WITNESS WHEREOF, Holding and the Grantee have executed this Agreement as of the date first above written.

                                        RACI HOLDING, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE GRANTEE:

                                        [Name]

                                        ----------------------------------------

                                        Address of the Grantee:

                                        [Address]

Total Number of Shares
Of Common Stock for
the Purchase of Which
Service Options
Have Been Granted:                      [Service_Options]

Total Number of Shares
of Common Stock for
the Purchase of Which
Performance Options
Have Been Granted:                      [Performance_Options]

Option Price:                           $[Price]